SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 4, 2008

                            Pathfinder Bancorp, Inc.
         -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

          Federal                  000-23601           16-1540137
----------------------------  ---------------------  -------------------
(State or other jurisdiction  (Commission File No.)   (I.R.S. Employer
    of incorporation)                                 Identification No.)


      Registrant's telephone number, including area code:  (315) 343-0057
      -------------------------------------------------------------------


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section  2  -  Financial  Information

Item  2.02

On February 4, 2008, Pathfinder Bancorp, Inc. issued a press release disclosing fourth quarter and year end 2007 financial results. A copy of the press release is included as Exhibit 99.1 to this report.

The information in Item 2.02 to this Form 8-K and Exhibit 99.1 in accordance with general instruction B.2 of Form 8-K, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except shall be expressly set forth by specific in such filing.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  February  4,  2008    By:  /s/  Thomas  W.  Schneider
                             -------------------------------
                             Thomas  W.  Schneider
                             President  and  Chief  Executive Officer

EXHIBIT  INDEX

Earnings  release  dated February 4, 2008 announcing December 31, 2007 earnings.


EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE

CONTACT:  THOMAS  W.  SCHNEIDER  -  PRESIDENT,  CEO
          JAMES  A.  DOWD  -  SENIOR  VICE  PRESIDENT,  CFO
          TELEPHONE:  (315)  343-0057


                              [GRAPHIC  OMITTED]


PATHFINDER  BANCORP,  INC.  ANNOUNCES  FOURTH  QUARTER  AND  YEAR-END  EARNINGS

Oswego, New York, February 4, 2008 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) announced reported net income of $485,000, or $0.20 per diluted share, for the three months ended December 31, 2007 as compared to $315,000, or $0.13 per diluted share for the same period in 2006. For the twelve months ended December 31, 2007, the Company reported net income of $1.1 million, or $0.45 per share, compared to $1.0 million, or $0.42 per share, for the same period in 2006.

"We are pleased with the organic growth in loans, deposits and earnings we have been able to achieve in 2007, particularly in view of the challenging and volatile conditions in the financial services industry." according to Thomas W. Schneider, President and CEO. "Per share earnings grew 7% in 2007 over 2006, and 54% in the fourth quarter of 2007 over the same period in 2006. During 2007, revenues increased by 6.8% while expenses grew at less than 2.0%." Schneider continued, "The Company did increase provisions for loan losses over the prior year commensurate with loan portfolio growth and the increased risks of economic uncertainty in a slow growth or recessionary environment."

"The loan portfolio grew at a rate of 9.6%", Schneider stated, "while we continue to diversify the portfolio with a mix of residential, commercial and consumer loans. Deposit growth was 2.2% and was tempered in the fourth quarter as we replaced higher cost certificates of deposit with lower cost borrowings from the Federal Home Loan Bank of New York. Non-interest bearing deposits grew at 10.6% reflecting our strategic emphasis of growing customer relationships through checking accounts. The organic growth in loans and lower cost deposits combined with the positive relation between revenue and expense growth is consistent with the continued execution of our strategic plan and positions the company well for 2008."

Net interest income for the year ended December 31, 2007 increased $321,000, or 4%, when compared to the same period during 2006. Interest expense increased $1.1 million, or 15%, which was more than offset by an increase in interest income of $1.4 million, or 9%. Net interest rate spread decreased to 2.79% for the year ended December 31, 2007 from 2.93% for the same period in 2006. Average interest-earning assets increased 5%, to $287.1 million, for the year ended December 31, 2007 as compared to $273.4 million for the year ended December 31, 2006. The yield on average interest earning assets increased 20 basis points to 6.06% compared to 5.86% for the same period in 2006. The increase in average interest earning assets is primarily attributable to a $15.8 million increase in the average balance of the loan portfolio and a $3.3 million increase in the average balance of interest-earning deposits. These increases were offset by a $5.4 million decrease in the average balance of security investments. Average interest-bearing liabilities increased $8.1 million, or 3%, while the cost of funds increased 34 basis points to 3.27% from 2.93% for the same period in 2006. The increase in the average balance of interest-bearing liabilities resulted primarily from a $15.3 million, or 7%, increase in average deposits, offset by a decrease in average borrowed funds of $7.2 million, or 19%.

Provision for loan losses for the year ended December 31, 2007 increased to $365,000 from $23,000 for the same period in 2006. The increased provision is reflective of a growing loan portfolio and one more heavily weighted to commercial term and commercial real estate, which have higher inherent risk characteristics than a consumer real estate portfolio. The Company's ratio of allowance for loan losses to period end loans has increased to 0.76% at December 31, 2007 from 0.74% at December 31, 2006. Non performing loans to period end loans increased to 0.71% at December 31, 2007, compared to 0.63% at December 31, 2006. The majority of the increase in non performing loans is comprised of three residential mortgages and one commercial mortgage, which are currently in a loan work out status.

Non-interest income, exclusive of net gains and losses from the sale of securities, loans and foreclosed real estate, increased to $2.6 million for the year ended December 31, 2007 compared to $2.4 million for the same period in the prior year. The increase in non-interest income is primarily attributable to a $103,000 increase in service charges on deposit accounts, a $26,000 increase in loan servicing fees, a $57,000 increase in debit card interchange fees and a $39,000 increase in other charges, commissions and fees.

Net gains and losses from the sale of securities, loans and foreclosed real estate increased $201,000, to a net gain of $420,000 for the year ended December 31, 2007, as compared to a net gain of $219,000 for the year ended December 31, 2006. The increase was due to the gain recognized on the sale of the Company's holdings in the common stock of Fannie Mae in August 2007, combined with an increased capital gain dividend received on an equity investment.

Operating expenses increased 2% from the prior year to $9.8 million from $9.7 million. During 2007, salary and employee benefits, building occupancy, data processing and professional and other services increased $87,000, $51,000, $55,000 and $154,000, respectively. This increase was offset by a reduction in other expenses of $136,000 and amortization expenses of $41,000. The increase in salaries and employee benefits was primarily due to incremental salary raises and incentive compensation throughout the period. The increase in building occupancy was due to an increase in depreciation expense on furniture and fixtures, combined with building maintenance and landscaping improvements at several branches. Data processing expenses increased primarily due to increases in Internet banking costs, customer check processing and ATM processing charges. Professional and other services expense increased primarily from consulting expenses associated with the on-going SOX 404 process review, a customer base risk analysis for BSA compliance and a direct mail campaign aimed at attracting new deposit customers. The decrease in other expenses was primarily due to a reduction in expenses associated with ORE properties, liability insurance, audits and exams and travel and training. Additionally, the write-off of counterfeit items and ATM transactions were lower in 2007 when compared to the same period in 2006.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has seven full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.

This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

                                   PATHFINDER BANCORP, INC.
                                    FINANCIAL HIGHLIGHTS
                   (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                            For the three months              For the twelve months
                                                             ended December 31,                 ended December 31,
                                                                (Unaudited)                        (Unaudited)
--------------------------------------------------------------------------------------------------------------------------



                                                           2007              2006              2007              2006
                                                      --------------    --------------    --------------    --------------
CONDENSED INCOME STATEMENT
Interest income                                       $       4,403     $       4,105     $      17,309     $      15,869
Interest expense                                              2,138             2,029             8,642             7,523
                                                      --------------    --------------    --------------    --------------
Net interest income                                           2,265             2,076             8,667             8,346
Provision for loan losses                                        85                 -               365                23
                                                      --------------    --------------    --------------    --------------
Net interest income after provision for loan losses           2,180             2,076             8,302             8,323
Other income                                                    982               889             3,042             2,615
Other expense                                                 2,441             2,556             9,838             9,668
                                                      --------------    --------------    --------------    --------------
Income before taxes                                             721               409             1,506             1,270
Provision for income taxes                                      236                94               384               242
                                                      --------------    --------------    --------------    --------------
Net income                                            $         485     $         315     $       1,122     $       1,028
                                                      ==============    ==============    ==============    ==============

KEY EARNINGS RATIOS
Return on average assets                                       0.62%             0.42%             0.36%             0.34%
Return on average equity                                       8.98%             5.82%             5.27%             4.86%
Net interest margin (tax equivalent)                           3.19%             3.06%             3.05%             3.10%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding                 2,483,541         2,465,047         2,483,051         2,463,703
Basic earnings per share                              $        0.20     $        0.13     $        0.45     $        0.42
Diluted earnings per share                                     0.20              0.13              0.45              0.41
Cash dividends per share                                     0.1025            0.1025             0.410             0.410
Book value per share                                              -                 -              8.75              8.45

                                                         (Unaudited)
                                                        December 31,      December 31,      December 31,      December 31,
                                                               2007              2006              2005              2004
                                                      --------------    --------------    --------------    --------------
SELECTED BALANCE SHEET DATA
Assets                                                $     320,691     $     301,382     $     296,948     $     302,037
Earning assets                                              290,192           274,083           266,198           273,532
Total loans                                                 222,749           203,209           189,568           186,952
Deposits                                                    251,085           245,585           236,377           236,672
Borrowed Funds                                               38,410            26,360            31,360            35,360
Trust Preferred Debt                                          5,155             5,155             5,155             5,155
Shareholders' equity                                         21,734            20,850            20,928            21,826

ASSET QUALITY RATIOS
Net loan charge-offs (annualized) to average loans             0.10%             0.11%             0.24%             0.33%
Allowance for loan losses to period end loans                  0.76%             0.74%             0.89%             0.98%
Allowance for loan losses to non performing loans             107.04%           127.65%            99.94%            98.70%
Non performing loans to period end loans                        0.71%             0.57%             0.89%             0.98%
Non performing assets to total assets                           0.77%             0.54%             0.82%             0.88%